                                                                      EXHIBIT 12



               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                     --------------------------
                                                        2002            2003
                                                     ----------      ----------
Net income .....................................     $   71,524      $   92,597

Income taxes ...................................         49,896          55,083

Capitalized interest ...........................           (975)           (953)
                                                     ----------      ----------
                                                        120,445         146,727
                                                     ----------      ----------

Fixed charges, as defined:

   Interest and distribution on trust
     preferred securities ......................        113,611         128,200

   Capitalized interest ........................            975             953

   Interest component of rentals charged to
     operating expense .........................          6,575           5,897
                                                     ----------      ----------
   Total fixed charges .........................        121,161         135,050
                                                     ----------      ----------

Earnings, as defined ...........................     $  241,606      $  281,777
                                                     ==========      ==========

Ratio of earnings to fixed charges .............           1.99            2.09
                                                     ==========      ==========